LICENSE AGREEMENT


        THIS LICENSE AGREEMENT (the "License Agreement"), dated as of the 20th day of February, 2003, by and between Titan Technologies Incorporated, having its principal place of business at 3206 Candelaria N.E., Albuquerque, New Mexico ("Titan" or "Licensor"), and United States Recycling, LLC, a corporation organized and existing under the laws of Florida ("USR" or "Licensee"), with principal executive offices at 1498 Sandpiper Circle, Weston, Florida 33321 and having a mailing address of P.O. Box 267145, Weston, Florida 33326.

                                    RECITALS

A. Titan is the owner of all right, title and interest in the intellectual property described more completely below (the "Technology");

B. Licensee is desirous of acquiring the right to use the Technology in construction and operation of facilities within the Territory
(as defined below), including sale of facilities constructed by Licensee;

C. Titan and USR have entered into an Agreement dated February 20, 2003 (the "Agreement"), which by this reference is incorporated into this Licensing Agreement. The Agreement provides for construction of a commercial Plant (the "Plant") in the Territory using the Technology.

D. Titan is willing to grant to Licensee a license to use the Technology in connection with the manufacture, sale and operation of the Plant using the Technology, all on the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises, the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Titan and Licensee hereby agree as follows:


                                1. Definitions.

        The following definitions shall be applicable throughout this Agreement:

     A. The term "Territory" shall be defined under this Licensing Agreement as follows:

                (i)     The State of Texas;

                (ii)    Austria; and

                (iii)   Brazil.

     B. The term "Affiliate" of any person or entity shall mean and include any person, corporation or other entity controlling, controlled by or under common control with, such person or entity.

     C. The term "Technology" shall mean any and all information, patent applications, know-how, show-how, substances, recipes, formulas, compositions, devices, apparatuses, techniques, notes, books, writings or other documents, samples, prototypes, models, trade secrets, methods, practices, processes, process parameters, research and development information, software, algorithms, flow charts, data flow diagrams, state transition diagrams, contact diagrams, technical plans and designs, data, blueprints, inventions, customer and supplier lists, price lists, marketing plans, and other business and financial information, including improvements, changes, developments, and modifications thereto, which relate to the Invention or Inventions as the same relates to tire recycling. Without limitation, the term "Technology" includes the inventions described in and covered by U.S. Patents Nos. 5,714,043 and 5,871,619 (copies of which have been sent to Licensee).

     D. "Field of Use" shall mean use of the Invention or Technology or Patent Rights for recycle of tires of whatsoever origin.

     E. "Force Majeure" Neither party shall be liable in damages or have the right terminate this Agreement for any delay or default in performing hereunder in the event its performance is delayed by an Act of God, including but not limited to a natural disaster such as an earthquake, hurricane, tornado or flood, or a war, insurrection or any other cause beyond the reasonable control of the party whose performance is affected.

     F. "Invention" or "Inventions" means the Titan process and processes for recycle of tires, together with equipment, reagents and proprietary knowledge utilized to employ the Technology and the products and processes related to or included therein.

     G. "Licensed Marks" means all service marks and trademarks (but not trade names) of Licensor relating to the Invention, Licensed Processes or Licensed Products, including any and all service marks and trademarks which may be established from and after the date of this Licensing Agreement.

     H. "Licensed Processes" shall mean the processes claimed in or utilizing Patent Rights or some portion thereof, together with all proprietary knowledge related to use of the Invention or Inventions and any licenses or sublicenses which Licensor has acquired or develops the right to use in connection with the Technology.

     I. "Licensed Products" shall mean products related to Titan's tire recycling technology, that include:

        (i) claimed in Patent Rights; or

        (ii) made in accordance with or by means of Licensed Processes;
or

        (iii)made utilizing any substance, device, apparatus, method, or process which embodies or uses the Technology or Invention, including improvements; or

        (iv) are protected by Patent Rights; which in any such case is used or useful in the Field of Use.

     J. "Patent Rights" shall mean United States Patent Numbers 5,714,043 and 5,871,619 issued by the U.S. Patent and Trademark Office on February 3, 1998 and February 16, 1999, respectively, and applications which may be filed in the United States and all foreign countries, and any provisional, divisional, continuation, continuation-in-part, and substitute applications thereof, and any patents issuing thereon and reissues, reexaminations, and extensions thereof, which relate to the Invention or Technology.

                           2. Grant of License; Term.

A. Titan hereby grants to Licensee, and Licensee accepts, the right, license and privilege to use the Technology in connection only with the design, manufacture, construction and operation of the Plant, including the right to sell and distribute Licensed Products and to practice Licensed Processes.

B. The term of this Agreement shall commence as of the date hereof and shall terminate as follows:

        If the conditions set forth in Article lI.A(i) have been satisfied (the Initial Plant ifn Bay city, Texas is completed on schedule including any extensions), the License shall be exclusive within the State of Texas, Brazil and Austria for a period of Five (5) years. Thereafter the term of the License shall be extended in the portion of the Territory in which a subsequent plant is completed for an additional period of five (5) years from the date of completion of said subsequent plant. The License will terminate as to any portion of the Territory in which a plant is not completed within any five (5) year period after commencement of this Agreement or completion of a subsequent plant within any five (5) year period thereafter, unless this Licensing Agreement is earlier terminated by Licensor pursuant to the provisions of Articles 10 and 11 below.

C. The Licensee may not assign, transfer, sublicense or otherwise convey any of the rights granted to Licensee hereunder or any interest therein, by operation of law or otherwise, to any person, firm, corporation, or entity without the express prior written consent of Titan; however, the foregoing provision shall not restrict the Licensee's ability to grant a sublicense to any affiliate of the Licensee that constructs the Plant or to the owner of the Plant, provided that:

     (i).Licensee shall continue to remain primarily liable, as a guarantor of payment and performance, for all obligations of any assignee or sub-licensee; and

     (ii). Such assignee or sub-licensee agrees in writing to be bound by the terms hereof.

     (iii) Licensee or Sub-licensee shall use the Technology only in the manner set forth in the Agreement and shall use the Technology only in connection with the design, manufacture, construction and operation of the Plant. Licensee covenants that the Plant will be designed, constructed and operated in accordance with all applicable environmental standards of the State of Texas or, as applicable, Austria or Brazil.

                              3. Samples; Products

A. Licensor may request, not more often than once each calendar month, that Licensee present to Licensor at its principal place of business in Albuquerque, New Mexico, at Licensee's sole cost and expense, a sample of each Licensed Product being manufactured or sold by or on behalf of Licensee.

                                 4. Inspection

A. The duly authorized representatives of Licensor shall have the right, upon reasonable advance notice to Licensee and during normal business hours, to inspect all facilities utilized by Licensee, its contractors and suppliers, in connection with the design and construction of plants using the Technology and the manufacture, sale, storage or distribution of products pursuant hereto. The rights of Licensor set forth herein shall be in addition to (and not in conflict with) the provisions of any other Article of the Agreement.

B. Licensee shall market and sell Licensed Products produced at the Plant in accordance with all applicable laws.

                5. License Fee and Production Royalty Payments.

A. With respect to the Initial Plant (as defined in the Agreement), Licensor shall pay Licensor a license fee of $1,000,000 as provided in Article I of the Agreement. With respect to each Subsequent Plant (as defined in the Agreement) Licensee shall pay Licensor a license fee of $1,000,000 as defined in Article II of the Agreement. With respect to operation of the Initial Plant and Subsequent Plants, production royalties shall be payable to Licensor as provided in Article 4.C below.

B. All payments required hereunder shall be made in United States dollars.

        Licensee agrees to pay Licensor production royalties with respect to the Initial Plant, as follows:

        Production royalties shall commence beginning the month in which net revenues received from sale of all products and revenue generated by the Initial Plant exceed cash operating costs (including interest, but excluding general and administrative expenses and repayment of principal on any of USR's debt), also called hereinafter "Positive Cash Flow".

        Production royalties for the Initial Plant shall be $4.00 per ton of tires fed into the plant for processing, payable quarterly by January 30, April 30, July 30, and October 30 for the preceding quarter for every month after the Initial Plant achieves Positive Cash Flow.

C. Production royalties for each subsequent plant shall be paid in equal installments of $100,000 every six months commencing on the tenth day of the seventh month after each said subsequent plant has commenced operation and a like payment of $100,000.00 being due and payable on the tenth day of the month for each succeeding six month period thereafter, except that the production royalties for each subsequent plant for which the average daily feed rate of tires for that subsequent plant drops below 90 tons of tires per day for any six month period shall be $75,000.00, which $75,000.00 payment shall be payable on or before the tenth day of the seventh month after each six month period of operation after commencement of operation of the subsequent plant during which it its average daily feed rate of tires for drops below 90 tons of tires per day for said six month period. With respect to Subsequent Plants, the production royalty shall be determined in accordance with Article II.A.(iii) of the Agreement.


                                6. Infringement.

A. Licensee shall promptly notify Licensor of any infringement of the Technology whenever such infringement shall come to the Licensee's attention.
After receipt of such notice from Licensee, Licensor shall advise Licensee of its decision either to elect to take such action to stop such infringement or act as Licensor may deem necessary in which event:

    (a) Licensee shall cooperate fully with Licensor in connection therewith, and, if so requested by Licensor, shall join with Licensor as a party to any action brought by Licensor for such purpose;

    (b) Licensor shall have full control over any action taken, including without limitation the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable, and

    (c) Licensor shall bear all expenses connected with the foregoing; or elect to have Licensee take control over the action, in which event:

     (i) Licensor shall cooperate fully with Licensee in connection therewith, and, if so requested by Licensee, shall join with Licensee as a party to any action brought by Licensee for such purpose;

     (ii)Licensee shall have control over any action taken, provided that Licensor shall not be liable for any settlement effected without its express prior consent; and

     (iii) Licensee shall bear all expenses in connection therewith and shall reimburse any payments, including, without limitation, any settlement payments, made by Licensor in connection therewith promptly upon request.

     (iv)Any recovery as a result of any such action shall belong solely to Licensor, except to the extent that such recovery represents damage specifically allocated to Licensee, in which event such specified recovery shall be paid to Licensee.

                     7. Additional Covenants and Agreements

A. Licensee shall have no right to terminate this License Agreement or to be released, relieved, or discharged from its obligations hereunder in the case of the following:

     (i) Any   default,   misrepresentation,   negligence,   gross   negligence,
         misconduct, willful misconduct or other action or inaction of any kind by Licensee;

     (ii)The insolvency, bankruptcy, reorganization or cessation of existence, or discharge or forgiveness of indebtedness of Licensee;

     (iii) The invalidity, unenforceability, impossibility or illegality of performance of this License Agreement for any reason;

     (iv)Any defect in the title to, or any lien or other restriction of any kind upon the use of, any of the Licensed Marks for any reason whatsoever to the extent such defect, lien, or other restriction is the result of any actions taken or not taken by Licensee;

     (v) Any restriction, prevention or curtailment of or interference with the use of any of the Licensed Marks for any reason whatsoever to the extent such restriction, prevention, curtailment or interference is the result of any actions taken or not taken by Licensee; and

     (vi) Any law now or hereafter in force.

                                   8. Patents

A. Without otherwise restricting Licensor from filing and prosecuting, at its own expense and cost, further domestic and foreign patent applications corresponding to the Licensed Products and Licensed Processes and maintaining any patents resulting therefrom, Licensor, from time to time when so requested by Licensee, shall (to the extent permitted by the patent law of the country in question) file, or do all things reasonably necessary to enable Licensee to file in the name of Licensor, patent applications in such country or countries covering the Invention, Technology, Licensed Products, and Licensed Processes as shall be designated by Licensee. The filing, prosecution, and maintenance of any such patent applications or patents, the filing of which shall be so requested by Licensee, shall be at the sole expense of Licensee.

B. Licensee shall have the right, at any time and upon notice to Licensor of not less than one (1) month, to terminate the rights and obligations conferred on it, with respect to the prosecution and/or maintenance of any patent applications or patents specified in such notice, provided that any such termination shall not terminate Licensee's obligation to pay any and all fees, costs, or expenses theretofore incurred by Licensee in connection with such prosecution and/or maintenance. In any such event, Licensor shall have the right, at its option and at its sole expense, to continue such prosecution or maintenance through patent attorneys of its own choice.


                        9. Grant Back and Cross-License.

        If Licensee develops improvements to the Licensed Products, Licensed Processes, or Technology, Licensee shall be required to license such improvements to Licensor and Licensor shall be entitled to sublicense such improvements to other licensees or sub-licensees not covered by this License Agreement. The rights of Licensor with respect to such improvements shall be on a royalty-free basis, and Licensee shall execute such documents as may be reasonably required to perfect Licensor's rights hereunder, including confirmation that Licensor is the owner of any such improvements.

                      10. Events of Default; Termination.

A. Each of the following shall constitute an event of default by Licensee under this License Agreement:

     (i) If Licensee shall breach in any material respect any of its obligations under this License Agreement, and such default is not remedied within thirty (30) days after written notice thereof from Licensor, unless such default is not for the payment of money and is not capable of being cured through Licensee's diligent and continuous effort within thirty (30) days after written notice thereof, and Licensee (within such 30 day period) immediately commences to cure such default, and thereafter applies its best efforts to cure such default, and does in fact cure such default within ninety (90) days of the initial notice of default; or

     (ii)If Licensee shall institute proceedings to be adjudicated a voluntary bankrupt or insolvent, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer seeking reorganization or arrangement under any bankruptcy act or any other similar applicable law of any country, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself, or any of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due, or shall cease doing business as a going concern, or corporate action shall be taken by Licensee in furtherance of any of the foregoing purposes; or

     (iii) If an order, judgment or decree of a court having jurisdiction shall have been entered adjudicating the Licensee a bankrupt or insolvent, or approving, as properly filed, a petition seeking reorganization of Licensee or of all or a substantial part of its properties or assets under any bankruptcy act or other similar applicable law, as from time to time amended, or appointing a receiver, trustee or liquidator of Licensee and such order, judgment or decree shall remain in force, un-discharged and un-stayed for a period of thirty (30) days, or a judgment or lien for the payment of money in excess of $250,000 shall be rendered or entered against Licensee and the same shall remain un-discharged or un-bonded for a period of ninety (90) days or any writ or warrant or attachment shall be issued or levied against a substantial part of the property of Licensee and the same shall not be released, vacated or bonded within ninety (90) days after issue or levy; or

     (iv)If Licensee shall fail to perform or observe any material term, condition, agreement or covenant on its part to be performed or observed pursuant to this License Agreement or the Agreement, including any Confidentiality and Non-Circumvention Agreements executed or which may in the future be executed in connection therewith, and such default is not remedied within thirty (30) days after written notice thereof from Licensor, unless such default is not for the payment of money and is not capable of being cured through diligent and continuous effort within thirty (30) days after written notice thereof, and the defaulting party immediately commences to cure such default, and thereafter applies its diligent and continuous best efforts to cure such default, and does in fact cure such default within ninety (90) days of the initial notice of default.

B. As used in this Agreement, the term "default" shall mean any condition, event or state of facts, which, after notice or lapse of time, or both, would be an event of default. If any event of default shall occur and be continuing, Licensor may, by written notice to Licensee, in its sole discretion, forthwith terminate this Agreement.

                    11. Effect of Expiration or Termination.

A. Upon any expiration or termination of this agreement:

     (i) All rights of Licensee hereunder shall terminate and revert automatically to Licensor, and neither Licensee nor any of its receivers, representatives, trustees, agents, successors or assigns (by operation of law or otherwise) shall have any right to manufacture, exploit, advertise, merchandise, promote, sell, distribute or deal in or with Licensed Products or Merchandise and Licensee and all of its receivers, representatives, trustees, agents, successors or assigns (by operation of law or otherwise) shall forthwith discontinue all use of the Licensed Marks and any variation or simulation thereof, or any mark confusingly similar or likely to create confusion therewith, and all references thereto or hereto, and all designs, Samples and labels provided or employed hereunder, and all designs, Samples and labels provided or employed hereunder, including any modifications or improvements thereof and any patents, trademarks, copyrights, trade names and other proprietary rights in connection therewith, and Licensee hereby irrevocably releases and disclaims any right or interest in or to any and all of the foregoing; and

     (ii)Licensor shall forthwith have the unrestricted right to manufacture, advertise, merchandise, promote, sell and distribute Licensed Products directly or through others, and to grant licenses with respect to Licensed Products and the Licensed Marks.

                                 12. Insurance.

        Licensee has obtained, and shall maintain at its own expense in full force and effect at all times during which the Licensed Products are being sold and used, with an reasonably acceptable insurance carrier, products liability insurance policy with limits of liability customary in the industry. Such insurance shall be for the benefit of and shall name as co-insured Licensor, its affiliates and subsidiaries, and their respective officers, directors, controlling persons, successors in interest and assigns, and shall provide for at least thirty (30) days' prior written notice by the carrier thereof (each an "Insurance Notice") to Licensor and Licensee of the cancellation or modification thereof.

                      13. Representations and Warranties.

A. Licensee hereby represents and warrants to Licensor as follows:

     (i) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     (ii)Neither the execution, delivery nor performance of this Agreement by Licensee will, with or without the giving notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of the Certificate of Incorporation or By-Laws of Licensee is a party or by which it or any of its properties may be bound.

     (iii) Licensee has full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby in accordance with its terms; the execution, delivery, and performance of this Agreement by Licensee have been duly and properly authorized by all necessary corporate actions; and this Agreement constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms.

B. Licensor hereby represents and warrants to Licensee that:

     (i) Licensor has full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby in accordance with its terms; and

     (ii)This  Agreement   constitutes  the  valid  and  binding  obligation  of
         Licensor enforceable in accordance with its terms; and

     (iii) No person has given Licensor notice in any form that such person claims any infringement with respect to the Technology or any aspect thereof, including (without limitation) Licensed Processes, Inventions and Licensed Products.

     (iv)If Licensee builds the plant to specifications and operates the plant in accordance with the operational procedures specified by Lockwood Greene and Titan, Titan warrants that a plant built and operated in accordance with such specifications and operational procedures, will process up to 100 tons of feed stock per 24 hour day.


                                  14. Brokers.

        Each of Licensor and Licensee hereby represents and warrants to the other that it has not employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify the other and hold it harmless from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders fees in connection with this agreement or the transactions contemplated hereby insofar as such liabilities shall be based on the arrangements or agreements made by it or on its behalf.

                                  15. Notices.

A. All reports, communications, requests or notices required by or permitted under this Agreement to be in writing and shall be deemed to be duly given on the date same is hand delivered, or when sent facsimile copier with receipt confirmed, or when sent by an internationally recognized overnight courier service, to the party concerned at the following address:

        If to Licensor: 3206 Candelaria N.E.
                        Albuquerque, New Mexico USA 87107
                        Attention: Ron Wilder, President
                        tel: (505) 884-0272
                        fax: (505) 881-7113


        If to Licensee: 1498 Sandpiper Circle
                        Weston, Florida 33327
                        Attention: Elan Sassoon, C.E.O.
                        tel: (561)999-8878
                        e-mail: elansass@yahoo.com

        Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

                                16. Integration.

        This License Agreement, together with the Agreement dated February 20, 2003 by and between Licensor and Licensee and the Confidentiality and Non-Circumvention Agreement attached thereto, sets forth the entire agreement and understanding between the parties relating in any way to the use of the Technology, Licensed Marks, Licensed Process, Inventions and Licensed Products, or to any other subject matter contained herein and merges all prior discussions, arrangements and agreements between them.

                                17. Amendments.

        This Agreement may not be amended or modified except by written instrument signed by each of the parties thereto.

                          18. Relationship of Parties.

        Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other. Neither party hereto, by virtue hereof, shall have the right or authority to act for or to bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for the acts or omissions of the other.

                              19. Interpretation.

This Licensing Agreement has been negotiated and drafted by both parties in the English language and Licensee acknowledges that it has been reviewed by legal counsel of its choice, and that use of the English language (including use of the English language in any arbitration proceedings as set forth below) does not prejudice Licensee's understanding of the terms and conditions contained herein. The headings given to the paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement.

                               20. Severability.

        In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                                  21. Waiver.

        No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right to preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Agreement, or of any breach or default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

                       22. Arbitration and Governing Law.

                This Agreement is governed by the laws of the State of New Mexico. Any disputes concerning this Agreement shall be exclusively and finally settled by arbitration in accordance with the provisions of the Uniform Arbitration Act as in effect in the State of New Mexico with its venue lying in Albuquerque, New Mexico, provided, however, that nothing contained herein shall be deemed to restrict the right of Titan to seek other remedies in any jurisdiction of its choosing in the event that any such dispute relates to alleged violation of the Confidentiality and Non-Circumvention Agreement attached to the Agreement as Exhibit C.


        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

TITAN TECHNOLOGIES INCORPORATED
(LICENSOR)


By     Ronald L. Wilder
       ---------------------------------
Title: President
       ---------------------------------


UNITED STATES RECYCLING, LLC
 (LICENSEE)

By     Richard L. McWilliams
       ---------------------------------
Title: President
       ---------------------------------

UNITED STATES RECYCLING, LLC
 (LINCENSEE)

By     Elan Sassoon
       ---------------------------------
Title: CEO
       ---------------------------------